EXHIBIT 10.13

                                AMENDMENT NINE TO
                                -----------------

                        RETIREMENT PLAN FOR EMPLOYEES OF
                        --------------------------------

                CAPITAL SOUTHWEST CORPORATION AND ITS AFFILIATES
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                 As Amended and Restated Effective April 1, 1989
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         WHEREAS,  effective  as of  April  1,  1989,  the  Retirement  Plan for
Employees of Capital Southwest Corporation and Its Affiliates (the "Plan") was amended and restated in its entirety;

         WHEREAS, by the terms of Section 6.4 of the Plan, the Plan may be amended; and

         WHEREAS, it is desirable that the Plan be amended to reduce the limit for mandatory cash-outs of small benefits;

         NOW, THEREFORE, Section 3.2 of the Plan is hereby amended, effective as of March 27, 2005, to read in its entirety as follows:

         "3.2 - LUMP-SUM PAYMENT OF SMALL RETIREMENT INCOME

                  Notwithstanding any provision of the Plan to the contrary,  if the single-sum value of the retirement income or other benefit payable on behalf of any Participant hereunder whose retirement income or other benefit payments have not commenced does not exceed $5,000, the following provisions shall apply. A distribution under this Section 3.2 will not be permitted after the Annuity Starting Date and will not be permitted in the case of a Participant who is entitled to disability retirement income payments. For the purposes of the Plan, a payment shall not be considered to occur after the Annuity Starting Date merely because actual payment is reasonably delayed for calculation of the
         benefit  amount  if  all  payments  due  are  actually  made.   Once  a
         determination has been made by the Committee as to whether or not a lump-sum payment may be payable as of the date of termination of the Participant's service under the provisions of this Section 3.2, calculations shall not be required as of any subsequent date to determine whether or not a lump-sum amount is payable under this
         Section 3.2; provided, however, that the Committee shall have the right (but shall be under no obligation) to establish, on a nondiscriminatory and uniformly applied basis, subsequent dates as of which calculations shall be made to determine whether or not (due to changes in the actuarial assumptions used to compute lump-sum distributions or due to a change in the maximum permissible involuntary cash-out amount) lump-sum amounts are payable under this Section 3.2 as of any such subsequent date on behalf of those Participants whose service had been terminated prior to such date but whose retirement income or other benefit payments have not commenced.
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                  (A)  Involuntary  Cash-Out:  If the  single-sum  value  of the benefit payable on behalf of the Participant does not exceed $1,000, the actuarial equivalent of such benefit shall be paid in a lump sum.

                  (B) Voluntary Cash-Out: If the single-sum value of the benefit payable on behalf of the Participant is greater than $1,000 but does not exceed $5,000, the Participant (or his Beneficiary, in the event of the Participant's death) may elect to receive the actuarial equivalent (determined using the interest and mortality assumptions that are being used as of the Annuity Starting Date to determine actuarially equivalent lump-sum distributions) of such benefit in a lump-sum distribution or in such other form of payment as is permitted under the Plan, commencing as of the Annuity Starting Date. Such election must be in writing and must be filed with the Committee within 90 days after the date as of which the Committee informs him in writing of the actuarially equivalent value of such benefits. Payment of the elected benefit must be made or commence within 90 days after such election.

                  (C) Lump-Sum Cash-Out of Zero Vested Accrued Benefits: For the purposes of the Plan, if the present value of the vested accrued benefit that is payable on behalf of any Participant whose service is or has been terminated (either before, on or after the Effective Date of the Plan) is zero, the Participant shall be deemed to have received a distribution of such vested accrued benefit as of the date of termination of his service."


         IN WITNESS WHEREOF, CAPITAL SOUTHWEST CORPORATION has caused this instrument to be executed by its duly authorized officer on this ____ day of March, 2005.

                                                   CAPITAL SOUTHWEST CORPORATION



                                                   By __________________________

                                                   Title: ______________________